UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Tejon Ranch Co.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Kern County leaders sign letter supporting Tejon’s Board

State legislators, County supervisors highlight critical role of Tejon Master

Planned Communities for economic development and growth

TEJON RANCH, Calif. (May 09, 2025) — Tejon Ranch Co. (NYSE: TRC), (“Tejon” or the “Company”), a diversified real estate development and agribusiness company, today distributed a letter to shareholders signed by Kern County leaders in support of Tejon’s Board and management and opposing efforts by Bulldog Investors (“Bulldog”) that would jeopardize the development of Tejon’s Master Planned Communities.

The letter, signed by State Senators Shannon Grove and Melissa Hurtado, State Assemblymembers Stan Ellis and Dr. Jasmeet Bains, and Kern County Supervisors Chris Parlier, Jeff Flores and Leticia Perez, emphasized both the long-standing partnership between Tejon and Kern County and the critical role Tejon’s Master Planned Communities represent for long-term, sustainable growth in Kern County.

“Tejon Ranch is a crown jewel of Kern County and one of Kern’s most trusted business and community partners,” said Kern County Fifth District Supervisor and 2025 Chairwoman of the Board of Supervisors Leticia Perez. “Tejon’s leadership has been part of the foundation for the building of Kern’s economic success for nearly two centuries. Tejon’s reliable partnership with Kern County stems from the Tejon Board’s extensive historical knowledge of our region. The loss of this long term and intimate relationship between Tejon’s current leadership and the people of Kern, would undermine the nearly two centuries of cooperation in our community and endanger the stability of our economy.”

“Tejon has been an engaged corporate citizen and forward-thinking partner for decades,” said Kern County Second District Supervisor Chris Parlier, whose district includes the Kern County portions of Tejon Ranch. “Tejon’s Board understands what it takes to develop large- scale Master Planned Communities in California, and they’ve pursued bold and innovative strategies for navigating the State’s challenging regulatory environment. To a serial proxy activist, these Master Planned Communities are little more than architect’s renderings and investor presentations. But to the people I represent, they are real. They are our future.”

The full letter is attached.

About Tejon Ranch Co. (NYSE: TRC)

Tejon Ranch Co. is a diversified real estate development and agribusiness Company whose principal asset is its 270,000-acre land holding located approximately 60 miles north of Los Angeles and 30 miles south of Bakersfield. For more information on the Company, please go to www.tejonranch.com.

Forward Looking Statements

This communication contains forward-looking statements about future events and circumstances. Generally speaking, any statement not based upon historical fact is a forward-looking statement. In particular, statements regarding Tejon’s plans, strategies, prospects and expectations regarding its business and industry are forward-looking statements. They reflect Tejon’s expectations, are not guarantees of performance and speak only as of the date hereof. Except as required by law, Tejon does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements. Tejon’s business results are subject to a variety of risks, including business conditions and the general economy, future commodity prices and yields, market forces, the ability to obtain various governmental entitlements and permits, interest rates and other risks inherent in real estate and agriculture businesses. For further information on factors that could affect Tejon’s business results, refer to Tejon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and subsequent filings with the U.S. Securities and Exchange Commission.

Additional Information and Where to Find It

Tejon has filed a definitive proxy statement on Schedule 14A and WHITE proxy card with the SEC in connection with its solicitation of proxies for its 2025 Annual Meeting of Shareholders.

SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY TEJON AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of these documents and other documents Tejon files with the SEC free of charge at the SEC’s website at www.sec.gov. Copies of the documents filed by Tejon are also available free of charge by accessing Tejon’s website at www.tejonranch.com.

Participants

Tejon, its directors, certain of its executive officers, and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Tejon. The identity of individual participants and information about their direct and indirect interests in the solicitation is available in Tejon’s definitive proxy statement filed with the SEC on April 3, 2025 under “Supplemental Information Regarding Participants in the Solicitation” in Appendix A, which is available free of charge at the SEC’s website at www.sec.gov.

Contacts:

Investors

Nicholas Ortiz

Tejon Ranch Co., Senior Vice President, Corporate Communications & Public Affairs

661-663-4212

nortiz@tejonranch.com

Media

Eric Brielmann / Jed Repko

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

May 9, 2025

Dear Tejon Ranch Shareholders:

We write you today as Kern County community and civic leaders to demonstrate our appreciation of your investment in Tejon Ranch Company and trust in the Tejon Board of Directors.

We ask you to continue supporting the Tejon Board, which has long been an engaged corporate citizen in our region. We take immense pride that Tejon is headquartered in Kern County, and we are appreciative to have a partner like Tejon committed to positioning our region for long-term sustainable growth.

Kern County is proud of our reputation for successfully navigating the California Environmental Quality Act, ensuring environmental protection while enabling economic growth. As a developer, Tejon has demonstrated ingenuity and thoughtfulness in its land use entitlement strategy, with Tejon Ranch Commerce Center serving as the test case that has been studied and replicated to entitle and permit renewable and traditional energy projects in Kern County and leveraged as a model across the state.

We want to be clear: the success of Tejon’s master planned communities is key to the future success of not only Tejon Ranch but also Kern County. With calls to liquidate Tejon’s master planned communities, Bulldog’s proxy contest at Tejon has become more than a corporate governance issue; it has become a public policy concern for Kern County. We cannot sit idly by while a serial proxy activist runs a campaign that could undo the decades of work Tejon has spent developing its assets, jeopardizing projects that are closely intertwined with our County’s future economic growth and community development.

While Bulldog pursues its adversarial campaign with no concrete plan, the Tejon Board and management team are focused on delivering value for both its shareholders and our region.

We want our constituents and neighbors to understand how important Tejon’s master planned communities are not only for the future of the Company, but also the future of California. We are proud to be forward thinking partners with a company like Tejon and look forward to a long and mutually rewarding future in the years and decades to come.

Sincerely,

The Honorable Shannon Grove Senator, 12th District California State Senate	The Honorable Melissa Hurtado Senator, 16th District California State Senate

The Honorable Stan Ellis Assemblymember, 32nd District California State Assembly	The Honorable Dr. Jasmeet Bains Assemblymember, 35th District California State Assembly

The Honorable Chris Parlier Supervisor, Second District Kern County	The Honorable Jeff Flores Supervisor, Third District Kern County

The Honorable Leticia Perez Supervisor, Fifth District 2025 Chairwoman of the Board of Supervisors Kern County